UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2013

AMN HEALTHCARE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-16753 (Commission File Number)	06-1500476 (I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100

San Diego, California 92130

(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 871-8519

NOT APPLICABLE

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) On April 24, 2013, the Company held its Annual Meeting of Stockholders (the “2013 Annual Meeting”).

(b) The following items of business were voted upon by the Company’s stockholders at the 2013 Annual Meeting:

1.	Each of the Board of Directors’ nominees for director was elected to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified, by the vote set forth in the table immediately below:

Director	For	Against	Abstain	Broker Non-Votes
Mark G. Foletta	38,287,449	382,851	215,677	4,330,043
R. Jeffrey Harris	38,281,011	389,289	215,677	4,330,043
Michael M.E. Johns, M.D.	38,283,562	386,638	215,777	4,330,043
Martha H. Marsh	38,281,923	389,258	214,796	4,330,043
Susan R. Salka	38,208,242	461,538	216,197	4,330,043
Andrew M. Stern	38,189,339	481,261	215,377	4,330,043
Paul E. Weaver	38,283,548	386,152	216,277	4,330,043
Douglas D. Wheat	38,204,695	464,984	216,297	4,330,044

2.	The compensation of named executive officers was approved, on an advisory (non-binding) basis, by the vote set forth in the table immediately below:

For	Against	Abstain	Broker Non-Votes
37,748,961	660,872	476,143	4,330,044

3.	The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified by the vote set forth in the table immediately below:

For	Against	Abstain	Broker Non-Votes
42,747,461	240,806	227,752	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

Date: April 26, 2013	By:	/s/ Susan R. Salka
Susan R. Salka
President & Chief Executive Officer